                                                                    EXHIBIT 12.1

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(A)
                             (DOLLAR IN THOUSANDS)
                                  (UNAUDITED)

                                                   53 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS
                                                    ENDED            ENDED            ENDED            ENDED            ENDED
                                                 FEBRUARY 3,      FEBRUARY 2,      JANUARY 31,      JANUARY 30,      JANUARY 29,
                                                     1991             1992             1993             1994             1995
                                                 ------------     ------------     ------------     ------------     ------------
Earnings (loss) before income taxes,
  cumulative effect of change in accounting
  and extraordinary item.....................      $(25,529)        $(27,734)        $  2,792         $ 30,317         $ 32,118
Add:
  Portion of rents representative of the
    interest factor..........................        12,936           15,135           17,745           19,218           19,467
  Capitalized interest.......................           915              510            1,074              740              325
  Interest expense...........................       128,477          130,206          125,611          108,755          112,651
                                                   --------         --------         --------         --------         --------
  Earnings as adjusted.......................      $116,799         $118,117         $147,222         $159,030         $164,561
                                                   ========         ========         ========         ========         ========
Fixed charges:
  Interest expense...........................       128,477          130,206          125,611          108,755          112,651
  Capitalized interest.......................           915              510            1,074              740              325
  Portion of rents representative of the
    interest factor..........................        12,936           15,135           17,745           19,218           19,467
                                                   --------         --------         --------         --------         --------
  Total fixed charges........................      $142,328         $145,851         $144,430         $128,713         $132,443
                                                   ========         ========         ========         ========         ========
Ratio of earnings to fixed charges...........            --(b)            --(b)          1.02             1.24             1.24
                                                   ========         ========         ========         ========         ========

- ---------------

(a) The ratio of earnings to fixed charges has been computed based upon net earnings (loss) before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of debt discount and expense and one-third of rental expense (the proportion deemed representative of the interest factor).

(b) Earnings before income taxes and fixed charges were insufficient to cover fixed charges for the periods ended February 3, 1991 and February 2, 1992 by $25,529 and $27,734, respectively.

                                                                    EXHIBIT 12.1

                           FOOD 4 LESS HOLDINGS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                         53 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED
                                         JUNE 30, 1990        JUNE 29, 1991        JUNE 27, 1992        JUNE 26, 1993
                                       ------------------   ------------------   ------------------   ------------------
                                                   FIXED                FIXED                FIXED                FIXED
                                       EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                       --------   -------   --------   -------   --------   -------   --------   -------
Loss before provision for income
  taxes and extraordinary charges....  $(9,106)   $    --   $(3,387)   $    --   $(25,555)  $    --   $(29,818)  $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs..............................   50,789     50,789    50,084     50,084     70,211    70,211     73,614    73,614
Interest factor in rent expense(1)...    3,814      3,814     6,523      6,523     15,569    15,569     14,835    14,835
                                       --------   -------   --------   -------   --------   -------   --------   -------
                                       $45,497    $54,603   $53,220    $56,607   $ 60,225   $85,780   $ 58,631   $88,449
                                       =======    =======   =======    =======   ========   =======   ========   =======
Ratio of earnings to fixed charges...       --                   --                    --                   --
                                       =======              =======              ========             ========
Deficiency of earnings to cover fixed
  charges............................  $ 9,106              $ 3,387              $ 25,555             $ 29,818
                                       =======              =======              ========             ========


                                         52 WEEKS ENDED       32 WEEKS ENDED       31 WEEKS ENDED
                                         JUNE 25, 1994       FEBRUARY 5, 1994     JANUARY 29, 1995
                                       ------------------   ------------------   ------------------
                                                   FIXED                FIXED                FIXED
                                       EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                       --------   -------   --------   -------   --------   -------
Loss before provision for income
  taxes and extraordinary charges....  $(8,767)   $    --   $(5,155)   $    --   $(17,639)  $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs..............................   77,017     77,017    47,563     47,563     48,631    48,631
Interest factor in rent expense(1)...   16,596     16,596     9,943      9,943     11,819    11,819
                                       --------   -------   --------   -------   --------   -------
                                       $84,846    $93,613   $52,351    $57,506   $ 42,811   $60,450
                                       =======    =======   =======    =======   ========   =======
Ratio of earnings to fixed charges...       --                   --                    --
                                       =======              =======              ========
Deficiency of earnings to cover fixed
  charges............................    8,767              $ 5,155              $ 17,639
                                       =======              =======              ========


- ---------------
(1) Calculated as one-third of minimum rent expense (see note 4 in the audited financial statements):

                                                   1990                 1991                 1992                 1993
                                                  -------              -------              -------              -------
Minimum rent.........................             $11,443              $19,570              $46,706              $44,504
Interest factor......................                  /3                   /3                   /3                   /3
                                                  -------              -------              -------              -------
                                                  $ 3,814              $ 6,523              $15,569              $14,835
                                                  =======              =======              =======              =======

                                                   32 WEEKS ENDED       31 WEEKS ENDED
                                        1994      FEBRUARY 5, 1994     JANUARY 29, 1995
                                       -------   ------------------   ------------------
Minimum rent.........................  $49,788        $29,830              $35,458
Interest factor......................       /3             /3                   /3
                                       -------        -------              -------
                                       $16,596        $ 9,943              $11,819
                                       =======        =======              =======

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